UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 21, 2007

Date of Report (Date of earliest event reported)

 Commission File Number: 0-51414

Lucas Energy, Inc.

(Exact name of registrant as specified in its charter)

 Nevada, United States

(State or other jurisdiction of incorporation or organization)

98-0417780

(I.R.S. Employer ID Number)

3000 Richmond Avenue, Suite 400, Houston, Texas 77040

(Address of principal executive offices) (Zip code)

(713) 528-1881

     (Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 21, 2007, Mr. Gordon Jones will resign from the board of directors of Lucas Energy, Inc. (the “Company”), and from his position as Chief Financial Officer.  There are no disagreements between the Company and Mr. Jones.

Item 8.01   Other Events.

The Company is providing, with this filing, additional disclosure to enhance the understanding of its financial condition and results of operation and inform shareholders and prospective shareholders of risks attendant with an investment in the Company.  This information should be read in conjunction with our other reports filed with the Securities and Exchange Commission (the "SEC"), including our Current Reports on Form 8-K and our Quarterly Reports on Form 10-QSB, for the quarters ended June 30, 2006, September 30, 2006 and December 31, 2006,  and the consolidated financial statements and notes included in those reports.

The following tables summarize our selected consolidated financial information.  The selected consolidated financial information shown below has been derived from our unaudited consolidated financial statements which, in the opinion of management, reflect all adjustments necessary to present fairly, in accordance with accounting principles generally accepted in the United States of America, the information for those periods.  Operating results for the nine months ended December 31, 2006 are not necessarily indicative of results that may be expected for the year ended March 31, 2007 or any other interim period or future year.

	3 Months Ended December 31,		Nine Months Ended December 31,
(in thousands)	2005	2006	2006
Statements of Operations
Total revenues	$ 97	$ 396	$ 945

Lease operating expenses	19	16	186
Depreciation and depletion	6	49	112
Gross profit	72	331	647
Expenses:
Professional fees Fixed assets	15	21	35
General and administrative	7	23	90
Income from operations	51	288	522
Other income (expenses):
Sale of Assets	–	–	82
Interest Income	–	4	8
Interest Expense	–	(84)	(139)
Net income before taxes	51	208	472
Income tax provision	1	41	122
Net income	$ 50	$ 167	$ 350

December 31, 2006
(in thousands)
Balance Sheet Data
Cash, cash equivalents and short-term investments	$ 1,011
Total assets	9,923
Total debt	2,300
Total liabilities	2,862
Common stock	30
Retained earnings	412
Stockholders’ equity	7,061

Lucas Energy, Inc., through its consolidated operations, is an independent oil and gas Company focused on building and revitalizing a diversified portfolio of oil and gas production assets located in the State of Texas. Our business is conducted through our wholly-owned operating subsidiary, Lucas Energy Resources, Inc., which was incorporated on April 6, 2005 in Nevada, has been granted a Certificate of Authority to transact business in the state of Texas and is a bonded operator with the Texas Railroad Commission. We seek to acquire underperforming oil and gas assets that we believe we can revitalize in a short period of time.  We believe that the continuing divestiture of mature assets held by large companies has created an opportunity to acquire undervalued properties with significant upside potential.

Our primary source of revenue comes from the sale of the crude oil that we extract from our wells.  We also derive some ancillary revenue from natural gas sales related to our existing producing oil wells.

The main costs associated with our business are related to initial well revitalization and ongoing lease operating expenses.  Typical lease acquisition and revitalization cost per well is $250,000 ($60,000 pumping unit; $90,000 in-ground well equipment; $100,000 intangible drilling costs, which includes a number of costs.  They are associated with the drilling, completion, re-entry, or re-completion of oil gas and gas wells.  The intangible portion of the costs, as opposed to the tangible (or equipment) costs, are labor, drilling rig and service  rig contractors, chemical treatments, rental of tools and equipment, water hauling services, provision of drilling mud, work over and completion fluids, location work, wire line services such as logging and perforating, insurance, engineering, mud logging, on-site geology, and other overhead.  Intangibles do not include daily operating costs associated with the production of oil and gas.

 Since May 2005, we have completed 14 separate acquisitions, purchasing a 100% working interest in a total of 25 leases.  We currently own 34 oil and gas wells located throughout three counties in Texas.  Our monthly production, as measured in barrels of oil, has increased from approximately 1,000 barrels per month in December 2005 to over 3,300 barrels  per month in January 2007.  Details are located on our web site at www.lucasenergy.com.   Since inception, we have been successful at reducing our average lifting cost from over $14.00 per barrel to below $10.00 per barrel for our quarter ending December 31, 2006.

Acquisitions are a core part of our growth strategy.  The majority of the acquisition proposals and candidates that we review are sourced directly by our senior management or specialized third-party consultants with local area knowledge.  We focus on well acquisitions in which we estimate (a) our total revitalization cost will be less than $250,000 per well, (b) our related payback periods will be less than 12 months and (c) our projected internal rate of return on capital invested will exceed 40%.

We focus on acquiring shut-in wells that we believe have been overlooked by larger companies and have a high probability of responding to our revitalization process.  We seek opportunities to acquire mature oil fields that have 30 to 50% of original oil in place. These fields typically have lost some or all of the reservoir pressure required to drive the oil through the overlying rock and sand and into the well bores of the producing wells, or have experienced mechanical problems.  We believe we have standardized a process that enables us to quickly restore oil production as well as increase production yield.

We are conducting engineering on a program to drill three laterals on existing well-bores or offset locations that we have already leased.  The purpose of these laterals will be to provide more aerial access to the formation in order to increase the flow rate and to recover additional oil and gas reserves not recoverable from the existing vertical (straight) holes.  We expect drilling to commence by the third calendar quarter of 2007.

We seek to maintain a low overhead cost structure while we remain focused on growing our portfolio.  Our management team, which collectively owned 17% of our Company as of December 31, 2006, has elected not to receive any compensation before April 1, 2007 at the earliest in order to maximize quarterly earnings.   For the past seven consecutive quarters since inception, we have achieved positive net income and have retained our earnings in order to grow our portfolio. Compensation for management will be determined by our compensation committee, which is led by an outside director, and the committee will determine a fair level for management salaries.

Risk Factors

Risks Relating to Our Business

Government regulation and liability for environmental matters may adversely affect our business and results of operations.

Crude oil and natural gas operations are subject to extensive federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of crude oil and natural gas wells below actual production capacity in order to conserve supplies of crude oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of crude oil and natural gas, byproducts thereof and other substances and materials produced or used in connection with crude oil and natural gas operations. In addition, we may inherit liability for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on us.

The crude oil and natural gas reserves we report in our SEC filings will be estimates and may prove to be inaccurate.

There are numerous uncertainties inherent in estimating crude oil and natural gas reserves and their estimated values. The reserves we will report in our filings with the SEC will only be estimates and such estimates may prove to be inaccurate because of these uncertainties. Reservoir engineering is a subjective and inexact process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable crude oil and natural gas reserves depend upon a number of variable factors, such as historical production from the area compared with production from other producing areas and assumptions concerning effects of regulations by governmental agencies, future crude oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs. Some or all of these assumptions may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of crude oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers but at different times may vary substantially. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

Crude oil and natural gas development, re-completion of wells from one reservoir to another reservoir, restoring wells to production and drilling and completing new wells are speculative activities and involve numerous risks and substantial and uncertain costs.

Our growth will be materially dependent upon the success of our future development program. Drilling for crude oil and natural gas and reworking existing wells involve numerous risks, including the risk that no commercially productive crude oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including:

                1.             unexpected drilling conditions;

                2.             pressure or irregularities in formations;

                3.             equipment failures or accidents;

                4.             inability to obtain leases on economic terms, where applicable;

                5.             adverse weather conditions;

                6.             compliance with governmental requirements; and

                7.             shortages or delays in the availability of drilling rigs or crews and the delivery of equipment.

Drilling or reworking is a highly speculative activity. Even when fully and correctly utilized, modern well completion techniques such as hydraulic fracturing and horizontal drilling do not guarantee that we will find crude oil and/or natural gas in our wells. Hydraulic fracturing involves pumping a fluid with or without particulates into a formation at high pressure, thereby creating fractures in the rock and leaving the particulates in the fractures to ensure that the fractures remain open, thereby potentially increasing the ability of the reservoir to produce oil or gas. Horizontal drilling involves drilling horizontally out from an existing vertical well bore, thereby potentially increasing the area and reach of the well bore that is in contact with the reservoir. Our future drilling activities may not be successful and, if unsuccessful, such failure would have an adverse effect on our future results of operations and financial condition. We cannot assure you that our overall drilling success rate or our drilling success rate for activities within a particular geographic area will not decline. We may identify and develop prospects through a number of methods, some of which do not include lateral drilling or hydraulic fracturing, and some of which may be unproven. The drilling and results for these prospects may be particularly uncertain. Our drilling schedule may vary from our capital budget. The final determination with respect to the drilling of any scheduled or budgeted prospects will be dependent on a number of factors, including, but not limited to:

                1.            the results of previous development efforts and the acquisition, review and analysis of data;

                2.            the availability of sufficient capital resources to us and the other participants, if any, for the drilling of the prospects;

                3.            the approval of the prospects by other participants, if any, after additional data has been compiled;

                               economic and industry conditions at the time of drilling, including prevailing and anticipated prices for crude oil and natural gas and the availability of drilling rigs and crews;

                4.            our financial resources and results;

                5.            the availability of leases and permits on reasonable terms for the prospects; and

                6.            the success of our drilling technology.

We cannot assure you that these projects can be successfully developed or that the wells discussed will, if drilled, encounter reservoirs of commercially productive crude oil or natural gas. There are numerous uncertainties in estimating quantities of proved reserves, including many factors beyond our control.

Crude oil and natural gas prices are highly volatile in general and low prices will negatively affect our financial results.

            Our revenues, operating results, profitability, cash flow, future rate of growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent upon prevailing prices of crude oil and natural gas. Lower crude oil and natural gas prices also may reduce the amount of crude oil and natural gas that we can produce economically. Historically, the markets for crude oil and natural gas have been very volatile, and such markets are likely to continue to be volatile in the future. Prices for crude oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for crude oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control, including:

                1.             worldwide and domestic supplies of crude oil and natural gas;

                2.             the level of consumer product demand;

                3.             weather conditions;

                4.             domestic and foreign governmental regulations;

                5.             the price and availability of alternative fuels;

                6.             political instability or armed conflict in oil producing regions;

                7.             the price and level of foreign imports; and

                8.             overall domestic and global economic conditions.

It is extremely difficult to predict future crude oil and natural gas price movements with any certainty. Declines in crude oil and natural gas prices may materially adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations. Further, oil and gas prices do not move in tandem.

Risks Related To Share Ownership

Substantial sales of our common stock, or the perception that such sales might occur, could depress the market price of our common stock.

We cannot predict whether future issuances of our common stock or resales in the open market will decrease the market price of our common stock. The impact of any such issuances or resales of our common stock on our market price may be increased as a result of the fact that our common stock is thinly, or infrequently, traded.  The exercise of any options or the vesting of any restricted stock that we may grant to directors, executive officers and other employees in the future, the issuance of common stock in connection with acquisitions and other issuances of our common stock could have an adverse effect on the market price of our common stock. In addition, future issuances of our common stock may be dilutive to existing shareholders. Any sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could lower the market price of our common stock.

We have anti-takeover defenses that could delay or prevent an acquisition and could adversely affect the price of our common stock.

               Provisions in our certificate of incorporation and by-laws and provisions of Nevada law could delay, defer or prevent an acquisition or change in control of us or otherwise adversely affect the price of our common stock.  Nevada law also contains certain provisions that may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us.

Item 9.01    Exhibits

10.2      Assignment of Lease with Delphic

10.3      Assignment of Lease with Wilson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2007

LUCAS ENERGY, INC.

/s/ James J. Cerna, Jr.

James J. Cerna, Jr.

President and Chief Executive Officer